SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[X] Soliciting Material Pursuant toss.240.14a-12


                        Infinity Broadcasting Corporation

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                (Name of Registrant as Specified in Its Charter)
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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1.   Title of each class of securities to which transaction applies:

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    3.   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ] Fee paid previously with preliminary materials.
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    paid previously. Identify the previous filing by registration statement
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    1.   Amount Previously Paid:
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    2.   Form Schedule or Registration Statement No.:
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    3.   Filing Party:
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    4.   Date Filed:
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

               STOCKHOLDER VOTE ON INFINITY/VIACOM MERGER SET FOR
                                   FEBRUARY 21

New York, New York, January 10, 2001 - Infinity Broadcasting Corporation (NYSE:
INF) and Viacom Inc. (NYSE: VIA and VIA.B) announced today that the previously announced stockholder meeting to approve the merger of the two companies will be held on February 21, 2001. Infinity stockholders of record at the close of business on January 16, 2001 will be entitled to notice of and to vote at the special meeting.

Investors are urged to read the proxy statement/prospectus that will be filed with the Securities and Exchange Commission by Viacom and Infinity in connection with the merger because it will contain important information, including the identities of the participants in the solicitation of proxies from Infinity stockholders and a description of such participants' interests in such solicitation. You will be able to obtain a free copy of the proxy statement/prospectus and other relevant documents filed with the Commission by Viacom and Infinity at the Commission's website, http://www.sec.gov. Viacom and Infinity investors will also be able to obtain a free copy of the relevant documents by contacting Investor Relations at Viacom at: 800-516-4399, 1515 Broadway, New York, New York 10036 or www.viacom.com.

Note: a post-effective amendment to the registration statement relating to the Viacom Class B common stock to be issued in the above transaction has been filed with the Securities and Exchange Commission, but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the post-effective amendment to the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

Contacts:
Media             Carl Folta                        Susan Duffy
-----            212-258-6352                       212-258-6347

Investors         Marty Shea                        Jim Bombassei
---------        212-846-6515                       212-258-6377